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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                  Date of report (Date of
                  earliest event reported):        June 3, 1998


                                  VIATEL, INC.
             (Exact Name of Registrant as Specified in Its Charter)


     Delaware                      000-21261               13-3787366
     (State or Other              (Commission              (I.R.S. Employer
     Jurisdiction                 File Number)             Identification No.)
     of Incorporation)

                                  Viatel, Inc.
                                800 Third Avenue
                            New York, New York 10022
          (Address of Principal Executive Offices, Including Zip Code)

        Registrant's telephone number, including area code: 212-350-9200


                         Exhibit List Appears on Page 4

                                Page 1 of 4 Pages




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Item 5.  Other Events.

         On June 3, 1998, Viatel, Inc. (the "Company") entered into a Mutual Cooperation Agreement with Martin Varsavsky and Jazz Telecom S.A. ("JazzTel") which provides for (i) the joint construction of a submarine cable system between Spain and the United Kingdom, (ii) the purchase by the Company of U.S. $6.0 million of JazzTel common stock, (iii) the purchase of international switched minutes by JazzTel and the Company from the other party and the Company's agreement to transit at least 1/3 of its Spain domestic switched minute traffic on JazzTel's network provided that JazzTel's prices are competitive, (iv) the sale by each of JazzTel and the Company to the other of indefeasible rights of use for fixed prices, (v) certain lockup arrangements regarding shares of Viatel common stock owned by Mr. Varsavsky and certain registration obligations and rights with respect to such shares, (vi) mutual releases and (vii) liquidated damages in the event that Mr. Varsavsky violates certain provisions of the agreement. The Company's obligations to invest in JazzTel and its obligations to jointly construct the proposed submarine cable system are conditioned, among other things, upon JazzTel raising, through the capital markets, certain specified dollar amounts.

         A copy of the Mutual Cooperation Agreement is filed as an Exhibit to this Report on Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)   Financial Statements of Businesses Acquired.

                     Not Applicable

         (b)   Pro Forma Financial Information.

                     Not Applicable

         (c)   Exhibits.

                     The following exhibit is filed with this Report.

Exhibit No.              Description

10.16 Mutual Cooperation Agreement, dated as of June 3, 1998 (Exclusive of Exhibits).







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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               VIATEL, INC.



Date:  June 8, 1998                      By:   /S/ SHELDON M. GOLDMAN
                                               -----------------------
                                         Name:  Sheldon M. Goldman
                                         Title: Senior Vice President, Business
                                                Affairs and General Counsel






















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                                  EXHIBIT LIST




Exhibit No.            Description

10.16 Mutual Cooperation Agreement, dated as of June 3, 1998 (Exclusive of Exhibit).